Exhibit 99.1

Investor Contact: Steve A. Keenan
(314) 719-1755
InvestorRelations@olin.com

News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105

FOR IMMEDIATE RELEASE

OLIN ANNOUNCES PRICING OF PRIVATE OFFERING OF SENIOR NOTES

Clayton, MO, May 14, 2020 - Olin Corporation (NYSE: OLN) announced today the pricing of its previously announced private offering (the “Offering”) of $500 million aggregate principal amount of 9.500% senior notes due 2025 (the “Senior Notes”).  The initial offering price to investors will be 99.500% of the principal amount thereof.  Olin expects to use the net proceeds of the Offering to fund general corporate purposes.  The closing of the Offering is expected to occur on May 19, 2020, subject to customary closing conditions.

The Senior Notes are being offered in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The Senior Notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Senior Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, the Senior Notes nor shall there be any sale of the Senior Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  No assurance can be made that the Offering will be consummated on its proposed terms or at all.

COMPANY DESCRIPTION

Olin Corporation is a leading vertically-integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition.  The chemical products produced include chlorine and caustic soda, vinyls, epoxies, chlorinated organics, bleach and hydrochloric acid.  Winchester’s principal manufacturing facilities produce and distribute sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Statements in this press release which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the offering of the Senior Notes.  These statements often include words such as “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “project,” “estimate,” “forecast,” “optimistic,” or similar expressions relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future events, and current expectations, estimates and projections about the offering of the Senior Notes.  However, you should understand that these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control.  Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the Securities and Exchange Commission, including without limitation the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as supplemented by the additional Risk Factor set forth in Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, include, but are not limited to the following: sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as vinyls, urethanes, and pulp and paper; the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products; our reliance on a limited number of suppliers for specified feedstock and services and our reliance on third-party transportation; higher-than-expected raw material, energy, transportation and/or logistics costs; failure to control costs or to achieve targeted cost reductions; new regulations or public policy changes regarding the transportation of hazardous chemicals and the security of chemical manufacturing facilities; the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards; weak industry conditions affecting our ability to comply with the financial maintenance covenants in our senior credit facility; the negative impact from the COVID-19 pandemic and the global response to the pandemic; the failure or an interruption of our information technology systems; complications resulting from our multiple enterprise resource planning systems and the conversion to a new system; a loss of a substantial customer for either chlorine or caustic soda could cause an imbalance in customer demand for these products; our substantial amount of indebtedness and significant debt service obligations; unexpected litigation outcomes; changes in, or failure to comply with, legislation or government regulations or policies; costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings; failure to attract, retain and motivate key employees; the effects of any declines in global equity markets on asset values and any declines in interest rates used to value the liabilities in our pension plan; adverse changes in international markets, including economic, political or regulatory changes; our long range plan assumptions not being realized causing a non-cash impairment charge of long-lived assets; adverse conditions in the credit and capital markets, limiting or preventing our ability to borrow or raise capital; and various risks associated with our transition and subsequent operation of the Lake City U.S. Army Ammunition Plant.

All of our forward-looking statements should be considered in light of these factors.  In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.  We may not consummate the Offering and, if the Offering is consummated, we cannot provide any assurances regarding the final terms of the Offering.

2020-09